Exhibit 5.4

December 5, 2014

Casella Waste Systems, Inc.

25 Green Hill Lane

Rutland, Vermont 05701

Re:	Casella Waste Systems, Inc.

Registration Statement on Form S-3 for Registration – New Jersey Local Counsel Opinion

Ladies and Gentlemen:

We have served as special New Jersey counsel for (i) KTI, Inc., a New Jersey corporation (“KTI”), and (ii) KTI Environmental Group, Inc., a New Jersey corporation (“KTIEG,” and, together with KTI, sometimes collectively referred to herein as the “NJ Subsidiaries”), each of which is a subsidiary of Casella Waste Systems, Inc., a Delaware corporation (the “Parent”), with respect to certain matters in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Parent and certain subsidiaries of the Parent, including the NJ Subsidiaries, identified in the Registration Statement as co-registrants (such subsidiaries of the Parent collectively referred to herein as the “Guarantors”). This opinion letter (this “Opinion Letter”) is being furnished to you at your request as the Parent in connection with the Registration Statement.

The Registration Statement relates to the registration of the following securities (the “Securities”): (a) senior debt securities of the Parent (the “Senior Debt Securities”), (b) subordinated debt securities of the Parent (the “Subordinated Debt Securities”), (c) 7.75% senior subordinated notes due 2019 of the Parent (the “Senior Subordinated Notes” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (d) Class A common stock of the Parent, par value $0.01 per share (the “Common Stock”), (e) preferred stock, par value $0.01 per share, of the Parent (“Preferred Stock”), (f) depositary shares representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), (g) contracts obligating the Parent or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”), (h) purchase units, consisting of one or more Purchase Contracts and beneficial interests in Debt Securities, debt obligations of third parties, including U.S. treasury securities, or any other securities, (i) warrants to purchase Debt Securities, Common Stock or Preferred Stock, and (j) guarantees of Debt Securities by the Guarantors (the “Debt Guarantees”). The Registration Statement, including the related prospectus contained therein (the “Prospectus”), will be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

Casella Waste Systems, Inc.

December 5, 2014

In rendering the opinions set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents solely:

(a) The Form of Senior Debt Securities Indenture (the “Senior Indenture”), included as an exhibit to the Registration Statement;

(b) The Form of Subordinated Debt Securities Indenture (the “Subordinated Indenture”), included as an exhibit to the Registration Statement;

(c) The Senior Subordinated Notes Indenture, dated as of February 7, 2011, among the Parent, the guarantors party thereto and U.S. Bank National Association as trustee as amended or supplemented through the date hereof (the “Senior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, collectively the “Indentures”), included as an exhibit to the Registration Statement;

(d) The Registration Statement;

(e) The Form of Guarantee, included as an exhibit to the Senior Subordinated Indenture;

(f) The Restated Certificate of Incorporation of KTI, filed in the Department of State of the State of New Jersey on July 12, 1994, as amended through and including the date of this Opinion Letter;

(g) The Bylaws of KTI as amended through and including the date of this Opinion Letter;

(h) The Certificate of Incorporation of KTIEG, filed in the Department of State of the State of New Jersey on November 9, 1962, as amended through and including the date of this Opinion Letter ;

(i) The Bylaws of KTIEG as amended through and including the date of this Opinion Letter ;

(j) Good Standing Certificate for KTI, certified by the Department of the Treasury of the State of New Jersey on November 20, 2014;

(k) Good Standing Certificate for KTIEG, certified by the Department of the Treasury of the State of New Jersey on November 21, 2014;

(l) Certificate of Secretary of the Parent and the Guarantors, dated the date of this Opinion Letter, including Annexes thereto (the “Secretary’s Certificate”);

(m) The unanimous written consent of the board of directors of each of KTI and KTIEG, dated as of December 3, 2014 relating to certain matters.

The documents in (a) through (e) above are herein referred to as collectively, as the “Registration Documents.” We call to your attention that we have not examined any court, real estate or commercial financing records. We have also made such examination of law as we have deemed necessary for purposes of this Opinion Letter.

Casella Waste Systems, Inc.

December 5, 2014

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photocopies, the authenticity of the originals of such latter documents, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of each certificate issued by any government official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate.

In rendering this Opinion Letter, except for the specific opinions covered by this Opinion Letter, we have relied upon the opinion letter issued on the date of this Opinion Letter by Wilmer Cutler Pickering Hale and Dorr LLP to you as of such date.

We have also assumed that there have been no undisclosed modifications of any document reviewed by us in connection with the rendering of this Opinion Letter. As to any facts material to our opinions expressed herein, we have relied upon the statements respecting the NJ Subsidiaries contained in the Registration Documents and the Secretary’s Certificate. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the NJ Subsidiaries as local New Jersey counsel.

This Opinion Letter is limited in all respects to the laws of the State of New Jersey and we express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

1. Based solely upon the Good Standing Certificate in (j) above, KTI is a validly existing New Jersey corporation and is in good standing under the laws of New Jersey, the jurisdiction of its formation.

2. Based solely upon the Good Standing Certificate in (k) above, KTIEG is a validly existing New Jersey corporation and is in good standing under the laws of New Jersey, the jurisdiction of its formation.

3. Each of KTI and KTIEG has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Guarantees.

Our opinions expressed above are subject to the following additional qualifications:

Our Opinion Letter is based upon and relies upon the current status of law, and in all respects is subject to and may be limited by future legislation or case law.

Casella Waste Systems, Inc.

December 5, 2014

In rendering the opinion contemplated by paragraph 3 above, we have assumed with your permission that relevant actions will have been taken in the future for issuance of the Debt Guarantees, including that (a) the terms of the Debt Guarantees will have been duly authorized by all requisite action of each of the NJ Subsidiaries, (b) to the extent applicable, the Debt Guarantees will have been duly authorized, executed, and delivered by each of the NJ Subsidiaries, (c) the Debt Guarantees of the Senior Debt Securities will comport with the requirements of Article 13 of the Senior Indenture, (d) the Debt Guarantees of the Subordinated Debt Securities will conform to the requirements of Article 14 of the Subordinated Indenture, (e) the Debt Guarantees of the Senior Subordinated Debt Securities will conform to the Form of Debt Guarantee included in the Senior Subordinated Indenture, and (f) all Debt Guarantees of the Debt Securities will conform to the descriptions thereof in the Registration Statement or any amendment or supplement thereto.

The opinions expressed herein represent our reasonable professional judgment as to the matters of law addressed herein, based upon the facts presented or assumed, and are not guarantees that a court will reach any particular result.

This Opinion Letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This Opinion Letter is given as of the date hereof, and we expressly disclaim any obligation to update or supplement our opinions contained herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

It is understood that this Opinion Letter is to be used only in connection with the Registration Statement and may not be relied upon for any other purposes.

Wilmer Cutler Pickering Hale and Dorr LLP may rely on this Opinion Letter for the purposes of issuing its opinion letter dated the date hereof. We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus and any supplements thereto. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Fox Rothschild LLP